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                                                                    Exhibit 23.2



                                                          PricewaterhouseCoopers
                                                           Chartered Accountants
                                                                  PO Box HM 1171
                                                                  Hamilton HM EX
                                                                         Bermuda







We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 12, 2002, except as to the subsequent events described in
Note 15, which is as of July 2, 2002, relating to the combined financial statements and combined financial statement schedules of Montpelier Re Holdings Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers
-------------------------------
    PricewaterhouseCoopers
    Chartered Accountants
    July 18, 2002